UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2018

ORION GROUP HOLDINGS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-33891	26-0097459
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12000 Aerospace Suite 300
Houston, Texas 77034
(Address of principal executive offices)

(713) 852-6500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS

Item 5.07 Submission of Matters to a Vote of Security Holders

SIGNATURES

Item 5.07    Submission of Matters to a Vote of Security Holders

At the Company's Annual Meeting on May 24, 2018, 26,015,979 of the 28,088,826 shares outstanding and entitled to vote were represented on person or by proxy at the Annual Meeting and constituted a quorum. At the meeting, the stockholders voted as indicated below on the following proposals:

1.    Elect two Class II members to our Board of Directors, each to serve a three-year term of office and until his successor is duly elected and qualified expiring at the 2021 Annual Meeting of Stockholders.

Nominee	Votes cast For	Votes cast Against	Abstentions	Broker Non-Votes
Richard L. Daerr, Jr.	21,455,704	1,759,154	606,309	2,194,812
J. Michael Pearson	18,912,593	4,549,123	359,451	2,194,812

The nominees were elected as Class II members to our Board of Directors of Orion Group Holdings, Inc.

2.    Approval of a non-binding advisory proposal for compensation of named executive officers ("say-on-pay" vote) as disclosed in the 2018 Proxy Statement.

Votes cast For	Votes cast Against	Abstentions	Broker Non-Votes
23,243,031	512,716	65,420	2,194,812

The shareholders approved Proposal 2.

3.    Ratification of the appointment of KPMG LLP as the Company's independent registered public accounting for 2018.

Votes cast For	Votes cast Against	Abstentions
26,002,100	9,490	4,389

The shareholders approved Proposal 3.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orion Group Holdings, Inc.
Dated: May 30, 2018	By:	/s/ Christopher J. DeAlmeida
Executive Vice President & Chief Financial Officer